Exhibit 99.1

1847 Reports 29.8% Increase in Revenue to $18.8 Million
for Q3 2023

Gross profit increases 64.9% compared to the same period last year

NEW YORK, NY / ACCESSWIRE / November 14, 2023 / 1847 Holdings LLC (“1847” or the “Company”) (NYSE American: EFSH), a unique holding company that combines the attractive attributes of owning private, lower-middle market businesses with the liquidity and transparency of a publicly traded company, today provided a business update and reported financial results for the three months ended September 30, 2023.

Q3 2023 Highlights and Subsequent Events

●	Total revenue was $18.8M for Q3 2023 compared to $14.5M in Q3 2022, a 29.8% year-over-year increase

●	Gross profit was $8.0M in Q3 2023 compared to $4.9M in Q3 2022, a 64.9% year-over-year increase

●	1847 Cabinets expanded relationship with one of the nation’s leading home builders

●	Regained compliance with NYSE American continued listing standards

●	Completed refinancing and upsizing of $15 million revolving credit facility for its subsidiary, ICU Eyewear

●	Expanded its subsidiary, Wolo Manufacturing Corp, into India through supply chain diversification program

●	Restructured promissory notes to non-dilutive debt instruments

Mr. Ellery W. Roberts, CEO of 1847 Holdings, commented, “I am pleased to report that revenues for the third quarter of 2023 increased by 29.8% and our gross profit increased 64.9% over the same period last year. We attribute this performance to the strength of our platform and our ability to support the growth of our portfolio companies, while at the same time improving their profitability. During the quarter, we successfully restructured convertible notes to eliminate the potential equity dilution, and recently Egan-Jones affirmed their BB+ rating on our senior credit facility, which further illustrates the strength of our balance sheet. Importantly, our cash flow continues to improve and based on our current trajectory, we expect to achieve over 50% revenue growth in 2023. Heading into 2024, we expect to continue our strong revenue growth, which should significantly enhance our profitability as we leverage our fixed costs and benefit from economies of scale. We also believe that the intrinsic value of the business has not been recognized by the public market, and, as a result, we continue to explore a variety of strategic options which could include spinoffs of subsidiaries or privatization of the Company to maximize value for our shareholders.”

Q3 2023 Financial Highlights

Total revenues were $18,777,921 for the three months ended September 30, 2023, as compared to $14,472,361 for the three months ended September 30, 2022.

●	Revenues from the retail and appliances segment decreased by $513,697, or 17.5%, to $2,421,008 for the three months ended September 30, 2023, from $2,934,705 for the three months ended September 30, 2022. The decline in revenues was primarily attributed to ongoing supply chain delays and decreased customer demand.

●	Revenues for the retail and eyewear segment were $4,243,254 for the three months ended September 30, 2023.

●	Revenues from the construction segment increased by $1,182,633, or 11.8%, to $11,230,579 for the three months ended September 30, 2023, from $10,047,946 for the three months ended September 30, 2022. The increase in revenues was primarily attributed to an increase in new multi-family projects and an increase in the average customer contract value.

●	Revenues from the automotive supplies segment decreased by $606,630, or 40.7%, to $883,080 for the three months ended September 30, 2023, from $1,489,710 for the three months ended September 30, 2022. The decline in revenues was primarily attributed to ongoing supply chain delays with manufacturers and decreased customer demand.

Total cost of revenues was $10,737,174 for the three months ended September 30, 2023, as compared to $9,596,387 for the three months ended September 30, 2022.

●	Cost of revenues for the retail and appliances segment decreased by $207,941, or 9.5%, to $1,976,031 for the three months ended September 30, 2023, from $2,183,972 for the three months ended September 30, 2022.

●	Cost of revenues for the retail and eyewear segment was $2,662,586, or 62.7% of retail and eyewear revenues, for the three months ended September 30, 2023.

●	Cost of revenues for the construction segment decreased by $1,072,127, or 16.4%, to $5,472,716 for the three months ended September 30, 2023, from $6,544,843 for the three months ended September 30, 2022.

●	Cost of revenues for the automotive supplies segment decreased by $241,731, or 27.9%, to $625,841 for the three months ended September 30, 2023, from $867,572 for the three months ended September 30, 2022.

Total general and administrative expenses were $4,195,261 for the three months ended September 30, 2023, as compared to $2,505,571 for the three months ended September 30, 2022.

Net loss from continuing operations was $5,859,072 for the three months ended September 30, 2023, as compared to a net loss of $4,472,622 for the three months ended September 30, 2022. Such change was primarily due to interest expense of $5,074,169 and other expense of $187,200. Excluding this, the Company’s net loss from continuing operations for the three months ended September 30, 2023 would have been $597,703.

Nine Month 2023 Financial Highlights

Total revenues were $53,572,198 for the nine months ended September 30, 2023, as compared to $39,437,482 for the nine months ended September 30, 2022.

●	Revenues from the retail and appliances segment decreased by $1,434,911, or 17.2%, to $6,887,589 for the nine months ended September 30, 2023, from $8,322,500 for the nine months ended September 30, 2022.

●	Revenues for the retail and eyewear segment were $11,530,027 for the period from February 9, 2023 (date of acquisition) to September 30, 2023.

●	Revenues from the construction segment increased by $5,646,972, or 21.7%, to $31,647,199 for the nine months ended September 30, 2023, from $26,000,227 for the nine months ended September 30, 2022.

Revenues from the automotive supplies segment decreased by $1,607,372, or 31.4%, to $3,507,383 for the nine months ended September 30, 2023 from $5,114,755 for the nine months ended September 30, 2022.

Total cost of revenues was $32,774,377 for the nine months ended September 30, 2023, as compared to $25,109,863 for the nine months ended September 30, 2022.

●	Cost of revenues for the retail and appliances segment decreased by $784,127, or 12.6%, to $5,461,866 for the nine months ended September 30, 2023, from $6,245,993 for the nine months ended September 30, 2022.

●	Cost of revenues for the retail and eyewear segment was $7,102,908, or 61.6% of retail and eyewear revenues, for the period from February 9, 2023 (date of acquisition) to September 30, 2023.

●	Cost of revenues for the construction segment increased by $2,212,564, or 14.0%, to $18,048,394 for the nine months ended September 30, 2023, from $15,835,830 for the nine months ended September 30, 2022.

●	Cost of revenues for the automotive supplies segment decreased by $866,831, or 28.6%, to $2,161,209 for the nine months ended September 30, 2023, from $3,028,040 for the nine months ended September 30, 2022.

Total general and administrative expenses were $10,715,638 for the nine months ended September 30, 2023, as compared to $6,737,782 for the nine months ended September 30, 2022.

Net loss from continuing operations was $8,781,627 for the nine months ended September 30, 2023, as compared to a net loss of $5,547,498 for the nine months ended September 30, 2022. Such change was primarily due to interest expense of $9,747,299 and other expense of $135,232. Excluding this, the Company’s net income from continuing operations for the nine months ended September 30, 2023 would have been $1,100,904.

About 1847 Holdings LLC

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

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Forward-Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: EFSH@crescendo-ir.com

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